EXHIBIT 10.89

                         MODIFICATION NUMBER THREE


  Pursuant to the Production Contract dated as of February 13, 1995, between Carrington Laboratories and Oregon Freeze Dry, paragraph two of

  Article Seven (Minimum Commitments and Take or Pay Guaranty) Subsection C
  (Take  or  Pay  Guaranty:   Minimum Total Commitment) shall be amended to
  read as follows:

       In the event Purchaser takes delivery of and pays for, during any month of the term of this Production Contract, less than the monthly Minimum Purchase specified in Subsection C of Article Three, other than by a suspension of production by Purchaser pursuant to Article Eight, Purchaser agrees to pay Seller within normal terms an amount equal to the value of the Product and services not taken and such amount shall be deemed as a pre-payment that may be applied to future orders of Product and services during the term of the Production Contract. Seller will issue an invoice each month for any portion of the $30,000 minimum not taken in Product and services. Debit memos created by Seller will initiate these invoices. Seller will record these pre-payments on the balance sheet, and provide its Sales Department with a monthly balance from the general ledger. When orders are placed by Purchaser which have been pre-paid (that is, when a pre-payment balance exists on the general ledger), Seller will write these orders and price at zero to generate the required packing lists for Distribution. In the event that at the end of the term of the Production Contract there are unapplied pre-payments, Seller shall retain the unapplied pre-payments, if the Total Minimum Commitment has not been met, and the amount retained shall be applied to the Total Minimum Commitment as if it were Product delivered and paid for under the terms of the Production Contract. If the Total Minimum
  Commitment has been met, then any unapplied payments shall be promptly remitted to Purchaser.

  This amendment is effective May 1, 1997.

  IN WITNESS WHEREOF, the undesigned parties have duly executed this modification to their agreement on the date last written below.

  CARRINGTON LABORATORIES, INC.                OREGON FREEZE DRY, INC.


  By:  \s\ Carlton E. Turner                   By:  \s\ Philip A. Unverzagt
  Title:   President & CEO                     Title:   Sr. V.P./CFO
  Date:    March 30, 1998                      Date:    April 16, 1998